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                                                                EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Union Planters Corporation of our report dated January 20, 1994, which appears on page 34 of Union Planters Corporation's 1993 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse
- -------------------

Memphis, Tennessee
April 20, 1994